EXHIBIT 99.7
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Introduction
The following unaudited pro forma condensed combined financial statements and related notes present the historical consolidated financial statements of Cleveland-Cliffs Inc. (the "Company", "Cliffs"), AK Steel Holding Corporation ("AK Steel") and ArcelorMittal USA LLC and Affiliates ("AM USA"), I/N Kote and I/N Tek, as if the completion of the AM USA Transaction (defined below) had occurred on the dates specified below.
On December 9, 2020, pursuant to the terms of the Transaction Agreement, dated as of September 28, 2020 (the "Transaction Agreement"), by and between the Company and ArcelorMittal S.A., an entity formed under Luxembourg law, ArcelorMittal S.A. sold substantially all of the operations of ArcelorMittal S.A.'s former wholly-owned subsidiary ArcelorMittal USA LLC, a Delaware limited liability company, its subsidiaries and certain affiliates (collectively “ArcelorMittal USA”) to Cliffs. In connection with the closing of the AM USA Transaction, as contemplated by the terms of the Transaction Agreement, ArcelorMittal S.A.'s joint venture partner in the I/N Kote and I/N Tek joint ventures (collectively, the "I/N JVs") exercised its put rights pursuant to the terms of the I/N JVs joint venture agreements. As a result, the Company purchased all of such joint venture partner's interests in the I/N JVs. Following the closing of the AM USA Transaction, the Company, through its subsidiaries, own 100% of the interests in the I/N JVs. Together we refer to these transactions as the "AM USA Transaction".
Additionally on March 13, 2020, pursuant to the AK Steel Merger Agreement, we completed the acquisition of AK Steel, in which we were the acquirer (the "AK Steel Merger").
The following unaudited pro forma condensed combined statement of financial position of the Company as of September 30, 2020 is based on the historical consolidated financial statements of Cliffs, AM USA, I/N Kote and I/N Tek using the acquisition method of accounting. The unaudited pro forma condensed combined statements of operations of the Company for the year ended December 31, 2019 and for the nine months ended September 30, 2020 are based on the historical consolidated financial statements of Cliffs, AK Steel, AM USA, I/N Kote and I/N Tek using the acquisition method of accounting.
The transaction accounting adjustments consist of those necessary to account for the AM USA Transaction and the AK Steel Merger. The unaudited pro forma condensed combined statement of financial position as of September 30, 2020 gives effect to the AM USA Transaction as if it had occurred on September 30, 2020 and includes all adjustments necessary to reflect the application of acquisition accounting for the AM USA Transaction and those measurement period adjustments related to the AK Steel Merger. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2019 and the nine months ended September 30, 2020 give effect to the AM USA Transaction and the AK Steel Merger as if they both had occurred on January 1, 2019 and include all adjustments necessary to reflect the application of acquisition accounting for the AM USA Transaction and AK Steel Merger. The transaction accounting adjustments related to the AK Steel Merger for the nine months ended September 30, 2020 reflect the period of January 1, 2020 through March 12, 2020 (the "Pre-AK Steel Merger Period").
The unaudited pro forma condensed combined financial information does not give effect to any cost savings, operating synergies or revenue synergies that may result from the AM USA Transaction or AK Steel Merger or the costs to achieve any synergies. Furthermore, the unaudited pro forma condensed financial information does not give effect to the working capital deficiency of AM USA at the closing of the AM USA Transaction, which has been funded by the Company post-closing with borrowings on the asset-based revolving credit facility. The working capital deficiency was due to factored accounts receivable, of which the balance was approximately $575 million at closing.

The unaudited pro forma condensed combined financial statements are presented for informational purposes only, in accordance with Article 11 of Regulation S-X, and are not intended to represent or to be indicative of the income or financial position that the Company would have reported had the AK Steel Merger and/or the AM USA Transaction been completed as of the dates set forth in the unaudited pro forma condensed combined financial statements due to various factors. The unaudited pro forma condensed combined statement of financial position does not purport to represent the future financial position of the Company and the unaudited pro forma condensed combined statements of operations do not purport to represent the future results of operations of the Company.
The unaudited pro forma condensed combined financial statements reflect management’s preliminary estimates of the fair value of purchase consideration and the fair values of tangible and intangible assets acquired and liabilities assumed in the AK Steel Merger and the AM USA Transaction, with the remaining estimated purchase consideration recorded as goodwill. Independent valuation specialists have conducted analyses to assist management of the Company in determining the fair values of the assets acquired and liabilities assumed. The Company’s management is responsible for these third-party valuations and appraisals. Since these unaudited pro forma condensed combined financial statements have been prepared based on preliminary estimates of the fair value of purchase consideration and fair values of assets acquired and liabilities assumed, the actual amounts to be reported in future filings may differ materially from the amounts used in the pro forma condensed combined financial statements.
On May 20, 2020, the Securities and Exchange Commission (the "SEC") adopted Release No. 33-10786, Amendments to Financial Disclosures about Acquired and Disposed Businesses, that updated certain presentation requirements for pro forma financial information. The amended guidance is effective January 1, 2021, but voluntary early compliance is permitted. The Company adopted the new guidance when preparing the unaudited pro forma condensed combined financial statements. The historical financial information has been adjusted to give effect to the application of acquisition accounting. The unaudited pro forma condensed combined financial information is based upon currently available information and estimates and assumptions that Cliffs management believes are reasonable as of the date hereof. Any of the factors underlying these estimates and assumptions may change or prove to be materially different.
The unaudited pro forma condensed combined financial information is presented to illustrate the estimated effects of the AK Steel Merger and AM USA Transaction, and should be read in conjunction with the following:
•The accompanying notes to the unaudited pro forma condensed combined financial statements;
•The Cliffs historical audited consolidated financial statement(s) and notes thereto contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2019
•The Cliffs historical unaudited condensed consolidated financial statements and notes thereto contained in the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2020;
•The AK Steel historical audited consolidated financial statement(s) and notes thereto contained in AK Steel's Annual Report on Form 10-K for the year ended December 31, 2019
•The Current Report on Form 8-K/A of the Company to which these unaudited pro forma condensed combined financial statements are attached as an exhibit;
•The audited combined consolidated financial statements of ArcelorMittal USA LLC and Affiliates as of December 31, 2019 and 2018 and for the years then ended, and the notes related thereto, included in Exhibit 99.1 to the Current Report on Form 8-K/A of the Company to which these unaudited pro forma financial statements are attached as an exhibit;
•The unaudited condensed combined consolidated financial statements of ArcelorMittal USA and Affiliates as of September 30, 2020 and for the nine-months ended September 30, 2020 and 2019, and the notes related thereto, included in Exhibit 99.2 to the Current Report on Form 8-K/A of the Company to which these unaudited pro forma financial statements are attached as an exhibit;
•The audited financial statements of I/N Kote as of December 31, 2019 and 2018 and for the years then ended, and the notes related thereto, included in Exhibit 99.3 to the Current Report on Form 8-K/A of the Company to which these unaudited pro forma financial statements are attached as an exhibit;
•The unaudited condensed financial statements of I/N Kote as of September 30, 2020 and for the nine-months ended September 30, 2020 and 2019, and the notes related thereto, included in Exhibit 99.4 to the Current Report on Form 8-K/A of the Company to which these unaudited pro forma financial statements are attached as an exhibit;
•The audited financial statements of I/N Tek as of December 31, 2019 and 2018 and for the years then ended, and the notes related thereto, included in Exhibit 99.5 to the Current Report on Form 8-K/A of the Company to which these unaudited pro forma financial statements are attached as an exhibit; and
•The unaudited condensed financial statements of I/N Tek as of September 30, 2020 and for the nine-months ended September 30, 2020 and 2019, and the notes related thereto, included in Exhibit 99.6 to the Current Report on Form 8-K/A of the Company to which these unaudited pro forma financial statements are attached as an exhibit.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF FINANCIAL POSITION
As of September 30, 2020
(Dollars, in millions)

	Historical Cleveland-Cliffs Inc.	AK Steel Holding Corporation Measurement Period Transaction Accounting Adjustments (Note 8)	Notes (Note 8)	Pro Forma After AK Steel Merger	Historical AM USA After Reclassifications (Note 4)	Historical I/N Kote After Reclassifications (Note 4)	Historical I/N Tek After Reclassifications (Note 4)	Transaction Accounting Adjustments (Note 9)	Eliminations (Note 9)		Notes (Note 9)	Pro Forma Combined Company
ASSETS
Current Assets:
Cash and cash equivalents	$56.0	$—		$56.0	$68.0	$22.0	$1.7	$3.2	$—		9f	$150.9
Accounts receivable, net	653.7	—		653.7	591.0	87.5	45.3	(246.0)	(148.5)		9a	983.0
Inventories	1,795.1	(203.2)	8a	1,591.9	1,390.8	48.8	16.5	734.8	—		9b	3,782.8
Income tax receivable, current	9.0	—		9.0	13.0	—	—	—	—			22.0
Other current assets	115.0	—		115.0	30.0	—	0.7	(55.5)	(58.5)		9c	31.7
Total current assets	2,628.8	(203.2)		2,425.6	2,092.8	158.3	64.2	436.5	(207.0)			4,970.4
Non-current assets:
Property, plant and equipment, net	4,550.7	148.4	8b	4,699.1	3,703.0	89.4	102.1	(134.5)	—		9d	8,459.1
Goodwill	144.0	32.4	8c	176.4	—	—	—	1,355.4	—		9e	1,531.8
Intangible assets, net	190.1	—		190.1	—	—	—	—	—			190.1
Deferred income taxes	519.5	30.6	8d	550.1	—	—	—	—	—			550.1
Right-of-use asset, operating lease	207.7	—		207.7	60.0	—	—	—	—			267.7
Other non-current assets	240.1	—		240.1	2,587.0	—	—	(2,450.8)	(23.3)		9h	353.0
TOTAL ASSETS	$8,480.9	$8.2		$8,489.1	$8,442.8	$247.7	$166.3	$(793.4)	$(230.3)			$16,322.2
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$710.7	$—		$710.7	$1,335.3	$12.0	$7.8	$(195.1)	$(148.5)		9i	$1,722.2
Accrued liabilities	279.4	—		279.4	414.0	0.1	0.2	(39.1)	—		9j	654.6
Other current liabilities	224.0	—		224.0	672.5	21.0	39.4	(412.5)	(58.5)		9k	485.9
Total current liabilities	1,214.1	—		1,214.1	2,421.8	33.1	47.4	(646.7)	(207.0)			2,862.7
Non-current liabilities:
Long-term debt	4,309.8	—		4,309.8	—	—	—	693.0	—		9l	5,002.8
Operating lease liability, non-current	174.1	—		174.1	45.0	—	—	0.2	—		9f	219.3
Intangible liabilities, net	65.9	—		65.9	—	—	—	—	—			65.9
Pension and OPEB liabilities	1,130.6	—		1,130.6	2,964.0	51.1	79.4	109.4	—		9m	4,334.5
Asset retirement obligations	182.0	—		182.0	77.0	—	—	17.6	—		9f	276.6
Other non-current liabilities	280.7	8.2	8e	288.9	545.0	—	—	(154.6)	—		9n	679.3
TOTAL LIABILITIES	7,357.2	8.2		7,365.4	6,052.8	84.2	126.8	18.9	(207.0)			13,441.1
Commitments and contingencies
Series B Participating Redeemable Preferred Stock	—	—		—	—	—	—	738.4	—		9o	738.4
Equity:
Common shares	53.6	—		53.6	—	—	—	9.7	—		9p	63.3
Capital in excess of par value of shares	4,446.3	—		4,446.3	6,250.0	142.4	—	(5,412.3)	(23.3)		9p	5,403.1
Retained deficit	(3,052.5)	—		(3,052.5)	(5,031.0)	30.3	49.8	4,953.9			9p	(3,049.5)
Treasury shares	(354.8)	—		(354.8)	—	—	—	—	—		9p	(354.8)
Accumulated other comprehensive loss	(282.0)	—		(282.0)	1,171.0	(9.2)	(10.3)	(1,117.0)	—		9p	(247.5)
TOTAL EQUITY	810.6	—		810.6	2,390.0	163.5	39.5	(1,565.7)	(23.3)			1,814.6
Noncontrolling interest	313.1	—		313.1				15.0	—		9p	328.1
TOTAL LIABILITIES AND EQUITY	$8,480.9	$8.2		$8,489.1	$8,442.8	$247.7	$166.3	$(793.4)	$(230.3)	$—		$16,322.2
See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
Year Ended December 31, 2019
(In Millions, Except Per Share Amounts)

	Historical Cleveland-Cliffs Inc.	Historical AK Steel Holding Corporation After Reclassifications (Note 4)	Transaction Accounting Adjustments (Note 6)	Elims. (Note 6)	Notes (Note 6)	Pro Forma After AK Steel Merger	AM USA after Reclass. (Note 4)	I/N KOTE after Reclass. (Note 4)	I/N TEK after Reclass (Note 4)	Transaction Accounting Adjustments (Note 7)	Elims. (Note 7)	Notes (Note 7)	Pro Forma Combined Company
Revenues from product sales and services	$1,989.9	$6,359.4	$—	$(597.1)	6a	$7,752.2	$10,169.0	$498.1	$167.2	$—	$(1,423.4)	7a	$17,163.1
Operating costs:
Cost of goods sold	(1,414.2)	(5,798.9)	(67.7)	569.8	6b	(6,711.0)	(9,973.0)	(459.8)	(98.1)	(223.8)	1,415.9	7b	(16,049.8)
Selling, general and administrative expenses	(112.9)	(293.4)	(10.0)	—	6c	(416.3)	(369.0)	—	(0.9)	129.0	—	7c	(657.2)
Acquisition-related costs	(6.5)	(1.8)	—	—		(8.3)	—	—	—	(21.0)	—	7d	(29.3)
Miscellaneous – net	(27.0)	(56.0)	—	—		(83.0)	42.0	—	—	(31.4)	—	7e	(72.4)
Total operating costs	(1,560.6)	(6,150.1)	(77.7)	569.8		(7,218.6)	(10,300.0)	(459.8)	(99.0)	(147.2)	1,415.9		(16,808.7)
Operating income (loss)	429.3	209.3	(77.7)	(27.3)		533.6	(131.0)	38.3	68.2	(147.2)	(7.5)		354.4
Other income (expense)
Interest income (expense), net	(101.2)	(145.7)	16.5	—	6d	(230.4)	58.0	0.1	(1.0)	(108.8)	—	7f	(282.1)
Gain (loss) on extinguishment of debt	(18.2)	0.6	—	—		(17.6)	—	—	—	—	—		(17.6)
Other non-operating income (expense)	2.2	5.0	(12.1)	—	6e	(4.9)	(59.0)	(0.2)	(0.8)	(20.8)	—	7g	(85.7)
Total other income (expense)	(117.2)	(140.1)	4.4	—		(252.9)	(1.0)	(0.1)	(1.8)	(129.6)	—		(385.4)
Income (loss) from continuing operations before income taxes	312.1	69.2	(73.3)	(27.3)		280.7	(132.0)	38.2	66.4	(276.8)	(7.5)		(31.0)
Income tax benefit (expense)	(17.6)	(6.2)	13.6	6.6	6f	(3.6)	53.0	—	—	77.3	1.8	7h	128.5
Income (loss) from continuing operations	294.5	63.0	(59.7)	(20.7)		277.1	(79.0)	38.2	66.4	(199.5)	(5.7)		97.5
Loss from discontinued operations, net of tax	(1.7)		—	—		(1.7)	—	—	—	—	—		(1.7)
Net income (loss)	292.8	63.0	(59.7)	(20.7)		275.4	(79.0)	38.2	66.4	(199.5)	(5.7)		95.8
Income attributable to noncontrolling interest	—	(51.8)	—	—		(51.8)	—	—	—	—	—		(51.8)
Net income (loss) attributable to Cliffs shareholders	$292.8	$11.2	$(59.7)	$(20.7)		$223.6	$(79.0)	$38.2	$66.4	$(199.5)	$(5.7)		$44.0

Earnings (loss) per common share attributable to Cliffs shareholders - basic
Continuing operations	$1.06				6g	$0.56						7j	$0.08
Discontinued operations	(0.01)					—							—
	$1.05					$0.56							$0.08
Earnings (loss) per common share attributable to Cliffs shareholders - diluted
Continuing operations	$1.04				6h	$0.55						7k	$0.08
Discontinued operations	(0.01)					—							—
	$1.03					$0.55							$0.08
Average number of shares (in thousands)
Basic	276,761				6g	403,520						7j	481,707
Diluted	284,480				6h	412,371						7k	548,885
See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
Nine Months Ended September 30, 2020
(In Millions, Except Per Share Amounts)

	Historical Cleveland-Cliffs Inc.	Historical AK Steel Holding Corporation (Pre-AK Steel Merger Period)	Transaction Accounting Adjustments (Note 6)	Elims. (Note 6)	Notes (Note 6)	Pro Forma After AK Steel Merger	AM USA after Reclass. (Note 4)	I/N KOTE after Reclass. (Note 4)	I/N TEK after Reclass (Note 4)	Transaction Accounting Adjustments (Note 7)	Elims. (Note 7)	Notes (Note 7)	Pro Forma Combined Company
Revenues from product sales and services	$3,097.8	$1,235.0	$—	$(67.8)	6a	$4,265.0	$5,629.0	$265.2	$108.3	$—	$(776.3)	7a	$9,491.2
Operating costs:
Cost of goods sold	(3,088.9)	(1,172.9)	7.0	81.4	6b	(4,173.4)	(6,103.0)	(244.2)	(63.9)	79.3	763.8	7b	(9,741.4)
Selling, general and administrative expenses	(149.2)	(59.0)	(1.5)	—	6c	(209.7)	(243.0)	—	—	98.0	—	7c	(354.7)
Acquisition-related costs	(68.4)	(3.4)	—	—		(71.8)	—	—	—	—	—		(71.8)
Miscellaneous – net	(40.5)	—	—	—		(40.5)	(8.0)	—	—	10.0	—	7e	(38.5)
Total operating costs	(3,347.0)	(1,235.3)	5.5	81.4		(4,495.4)	(6,354.0)	(244.2)	(63.9)	187.3	763.8		(10,206.4)
Operating income (loss)	(249.2)	(0.3)	5.5	13.6		(230.4)	(725.0)	21.0	44.4	187.3	(12.5)		(715.2)
Other income (expense)
Interest income (expense), net	(167.9)	(27.0)	(17.5)	—	6d	(212.4)	54.0	(0.1)	(0.5)	(87.9)		7f	(246.9)
Gain (loss) on extinguishment of debt	132.6	—	—	—		132.6	—	—	—	—	—		132.6
Other non-operating income (expense)	31.2	5.4	1.1	—	6e	37.7	(34.0)	—	—	14.1	—	7g	17.8
Total other income (expense)	(4.1)	(21.6)	(16.4)	—		(42.1)	20.0	(0.1)	(0.5)	(73.8)	—		(96.5)
Income (loss) from continuing operations before income taxes	(253.3)	(21.9)	(10.9)	13.6		(272.5)	(705.0)	20.9	43.9	113.5	(12.5)		(811.7)
Income tax benefit (expense)	98.5	2.2	10.1	(3.3)	6f	107.5	3.0	—	—	144.7	3.0	7h	258.2
Income (loss) from continuing operations	(154.8)	(19.7)	(0.8)	10.3		(165.0)	(702.0)	20.9	43.9	258.2	(9.5)		(553.5)
Loss from discontinued operations, net of tax	—	—	—	—		—	—	—	—	—	—		—
Net income (loss)	(154.8)	(19.7)	(0.8)	10.3		(165.0)	(702.0)	20.9	43.9	258.2	(9.5)		(553.5)
Loss (income) attributable to noncontrolling interest	(31.2)	(12.5)	—	—		(43.7)	—	—	—	8.4	—	7i	(35.3)
Net income (loss) attributable to Cliffs shareholders	$(186.0)	$(32.2)	$(0.8)	$10.3		$(208.7)	$(702.0)	$20.9	$43.9	$266.6	$(9.5)		$(588.8)

Earnings (loss) per common share attributable to Cliffs shareholders - basic
Continuing operations	$(0.51)				6g	$(0.52)						7j	$(1.22)
Discontinued operations	—					—							—
	$(0.51)					$(0.52)							$(1.22)
Earnings (loss) per common share attributable to Cliffs shareholders - diluted
Continuing operations	$(0.51)				6h	$(0.52)						7k	$(1.22)
Discontinued operations	—					—							—
	$(0.51)					$(0.52)							$(1.22)
Average number of shares (in thousands)
Basic	365,245				6g	403,520						7j	481,707
Diluted	365,245				6h	403,520						7k	481,707
See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Information.

Notes to Unaudited Pro Forma Condensed Combined Financial Information
(Dollars in millions, except share and per share)
Note 1: Description of transactions
On December 9, 2020, pursuant to the terms of the Transaction Agreement, dated as of September 28, 2020 (the "Transaction Agreement"), by and between the Company and ArcelorMittal S.A., an entity formed under Luxembourg law, ArcelorMittal S.A. sold substantially all of the operations of ArcelorMittal S.A.'s former wholly-owned subsidiary ArcelorMittal USA LLC, a Delaware limited liability company, and its subsidiaries and certain affiliates (“ArcelorMittal USA”) to the Company. In connection with the closing of the AM USA Transaction (as defined below), as contemplated by the terms of the Transaction Agreement, ArcelorMittal S.A.'s joint venture partner in the I/N Kote and I/N Tek joint ventures(collectively, the "I/N JVs") exercised its put rights pursuant to the terms of the I/N JVs joint venture agreements. As a result, the Company purchased all of such joint venture partner's interests in the I/N JVs. Following the closing of the AM USA Transaction, the Company, through its subsidiaries, own 100% of the interests in the I/N JVs. Together we refer to these transactions as the "AM USA Transaction".
Additionally on March 13, 2020, pursuant to the AK Steel Merger Agreement, we completed the acquisition of AK Steel, in which we were the acquirer (the "AK Steel Merger").
The unaudited pro forma condensed combined financial information is based on the historical consolidated financial information of Cliffs, AK Steel, AM USA, I/N Kote and I/N Tek and has been prepared to give effect of the AM USA Transaction and the AK Steel Merger.
Note 2: Basis of presentation
The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting, with Cliffs considered the accounting acquirer in both the AM USA Transaction and the AK Steel Merger. Under the acquisition method of accounting, the preliminary purchase price is allocated to the underlying tangible and intangible assets acquired and liabilities assumed based on their respective fair market values, with the excess purchase price, if any, allocated to goodwill. To prepare the unaudited pro forma condensed combined financial information, Cliffs adjusted the assets and liabilities included within the AM USA Transaction and AK Steel Merger to their estimated fair values based on Cliffs’ most recent preliminary valuation work. Cliffs has not completed the detailed valuation work necessary to finalize the required estimated fair values and estimated useful lives of the assets acquired and liabilities assumed and the related allocations of the purchase prices. The final allocations of the purchase prices will be determined during the respective measurement periods and determination of the estimated fair value of assets and liabilities, and associated tax adjustments. Accordingly, the final acquisition accounting adjustments may be materially different from the unaudited transaction accounting adjustments contained herein.
The unaudited pro forma condensed combined financial information has been compiled in a manner consistent with the accounting policies adopted by Cliffs. Certain financial information of AK Steel, AM USA, I/N Kote and I/N Tek as presented in their historical consolidated financial statements has been preliminarily reclassified to conform to the historical presentation in Cliffs’ consolidated financial statements for the purposes of preparing the unaudited pro forma condensed combined financial information. Upon integration during the respective measurement periods, Cliffs will perform a full and detailed review of accounting policies. As a result of that review, Cliffs may identify additional differences between the accounting policies of the companies that, when conformed, could have a material impact on the consolidated financial statements of the combined company.
Historical results should not be considered indicative of future combined company performance as there are certain non-recurring items. For example, AK Steel’s historical financial statements include non-recurring Ashland Works closure charges of $69.3 million, with an income tax benefit of $16.9 million, for the year ended December 31, 2019 and charges related to pension plan annuity transactions, which resulted in a non-cash pension settlement charge of $26.9 million, with an income tax benefit of $6.6 million, for the year ended December 31, 2019. Additionally, AM USA's historical financial statements include non-recurring impairment charges of $21 million, with an income tax benefit of $5.1 million, related to its idling of Indiana Harbor's blast furnace #3 during the year ended December 31, 2019 and impairment charges of $26 million, with an income tax benefit of $6.3 million, for the nine month period ended September 30, 2020 for its idling of its hot dipped coating line in Columbus, Ohio. These costs will not affect the Company's statement of operations beyond 12 months after the acquisition date.
Note 3: Accounting policies
The unaudited pro forma condensed combined financial information reflects adjustments to conform AK Steel’s, AM USA's, I/N Kote's and I/N Tek's results to Cliffs’ accounting policies.

Notes to Unaudited Pro Forma Condensed Combined Financial Information
(Dollars in millions, except share and per share)
There is a significant difference between AK Steel's and Cliffs' accounting policies related to pension and OPEB amortization methods. Both AK Steel and Cliffs use a “corridor,” defined as 10% of the larger of the projected benefit obligation and plan assets, to determine recognition of previously unrecognized actuarial net gains or losses. AK Steel immediately recognizes net actuarial gains or losses that exceed the corridor and amortizes net actuarial gains or losses within the corridor over the plan participants’ average life expectancy. Cliffs amortizes net actuarial gains or losses that exceed the corridor over the plan participants’ average future service period.
Upon consummation of the AM USA Transaction, the inventory valuation method for valuing inventory for AM USA was changed from the LIFO method to the average cost method. The Company believes that using the average cost method improves comparability with Cliffs other operations, more closely tracks the physical flow of inventory, better matches revenue with expenses and aligns with how the Company internally manages its business.
Note 4: Reclassification adjustments
Certain reclassifications have been applied to the historical presentation of AK Steel’s, AM USA's, I/N Kote's and I/N Tek's statements of operations and financial positions to conform to Cliffs' financial statement presentation. Additionally, for the year ended December 31, 2019, certain amounts from Cliffs' historical statement of operations have been reclassified to conform with the current year presentation.
Reclassifications to AK Steel’s consolidated statement of operations for the year ended December 31, 2019 are as follows:

Financial Statement Line	Historical AK Steel Holding Corporation Before Reclassifications	Reclassifications	Notes	Historical AK Steel Holding Corporation After Reclassifications
Cost of products sold (exclusive of items shown separately below)	$(5,606.3)	$5,606.3	i	$—
Cost of goods sold	—	(5,798.9)	i	(5,798.9)
Selling and administrative expenses	(295.2)	295.2	vii, viii	—
Selling, general and administrative expenses	—	(293.4)	viii	(293.4)
Acquisition related costs	—	(1.8)	vii	(1.8)
Miscellaneous – net	—	(56.0)	ii	(56.0)
Depreciation	(192.6)	192.6	i	—
Ashland Works closure	(56.0)	56.0	ii	—
Interest expense, net	(146.6)	0.9	iii	(145.7)
Gain (loss) on extinguishment of debt	—	0.6	iv	0.6
Pension and OPEB income (expense)	(12.0)	12.0	v	—
Other income (expense)	18.5	(18.5)	iii, iv, vi,	—
Other non-operating income	—	5.0	v, vi	5.0
i.Represents the reclassification of $192.6 million of Depreciation and $5,606.3 million of Cost of products sold (exclusive of items shown separately below) to Cost of goods sold.
ii.Represents the reclassification of $56.0 million of closure cost expenses from Ashland Works closure to Miscellaneous - net.
iii.Represents the reclassification of $0.9 million of interest income from Other income (expense) to Interest expense, net.
iv.Represents the reclassification of debt extinguishment gains of $0.6 million from Other income (expense) to Gain (loss) on extinguishment of debt.
v.Represents the reclassification of losses of $12.0 million from Pension and OPEB income (expense) to Other non-operating income.
vi.Represents the reclassification of gains of $17.0 million from Other income (expense) to Other non-operating income.
vii.Represents the reclassification of acquisition-related costs of $1.8 million from Selling and administrative expenses to Acquisition-related costs.

Notes to Unaudited Pro Forma Condensed Combined Financial Information
(Dollars in millions, except share and per share)
viii.Represents the reclassification of $293.4 million of Selling and administrative expenses to Selling, general and administrative expenses.
Reclassifications to AM USA’s consolidated statement of operations for the year ended December 31, 2019 are as follows:

Financial Statement Line	Historical AM USA Before Reclassifications	Reclassifications	Notes	Historical AM USA After Reclassifications
Cost of goods sold	$(9,614.0)	$(359.0)	i	$(9,973.0)
Miscellaneous – net	—	42.0	ii, iii, v	42.0
Depreciation and amortization	(359.0)	359.0	i	—
Asset impairments	(21.0)	21.0	ii	—
Other operating income (expense)	68.0	(68.0)	iii	—
Interest and other financing expense, third party	(100.0)	100.0	v, vi	—
Interest expense, net	—	58.0	iv, vi	58.0
Interest income, related party	146.0	(146.0)	iv	—
Interest income, third party	7.0	(7.0)	iv	—
Non-operating postretirement benefit expense	(59.0)	59.0	vii	—
Other non-operating income (expense)	—	(59.0)	vii	(59.0)
i.Represents the reclassification of $359.0 million of Depreciation and amortization to Cost of goods sold.
ii.Represents the reclassification of $21.0 million of impairment charges from Asset impairments to Miscellaneous - net.
iii.Represents the reclassification of $68.0 million of operating income from Other operating income (expense) to Miscellaneous - net.
iv.Represents the reclassification of $146.0 million and $7.0 million of interest income from Interest income, related party, and Interest income, third party, respectively, to Interest expense, net.
v.Represents the reclassification of $5.0 million of a joint venture impairment charge from Interest and other financing expense, third party to Miscellaneous - net.
vi.Represents the reclassification of $95.0 million of interest expense from Interest and other financing expense, third party to Interest expense, net.
vii.Represents the reclassification of losses of $59.0 million from Non-operating postretirement benefit expense to Other non-operating income.

Notes to Unaudited Pro Forma Condensed Combined Financial Information
(Dollars in millions, except share and per share)
Reclassifications to I/N Kote’s statement of operations for the year ended December 31, 2019 are as follows:

Financial Statement Line	Historical I/N Kote Before Reclassifications	Reclassifications	Notes	Historical I/N Kote After Reclassifications
Cost of goods sold	$—	$(459.8)	i,ii,iii	$(459.8)
Production costs-excluding depreciation and amortization disclosed below	(140.4)	140.4	i	—
Substrate costs	(313.5)	313.5	ii	—
Depreciation and amortization	(5.9)	5.9	iii	—
Interest expense to Partners	(0.4)	0.4	iv	—
Interest income	0.5	(0.5)	v	—
Interest expense, net	—	0.1	iv,v	0.1
Non-operating post retirement benefit expense	(0.2)	0.2	vi	—
Other non-operating income (expense)	—	(0.2)	vi	(0.2)
i.Represents the reclassification of $140.4 million of Production costs-excluding depreciation and amortization disclosed below to Cost of goods sold.
ii.Represents the reclassification of $313.5 million of Substrate costs to Cost of goods sold.
iii.Represents the reclassification of $5.9 million of Depreciation and amortization to Cost of goods sold.
iv.Represents the reclassification of $0.4 million of Interest expense to Partners to Interest expense, net.
v.Represents the reclassification of $0.5 million of Interest income to Interest expense, net.
vi.Represents the reclassification of losses of $0.2 million from Non-operating post retirement benefit expense to Other non-operating income.
Reclassifications to I/N Tek’s statement of operations for the year ended December 31, 2019 are as follows:

Financial Statement Line	Historical I/N Tek Before Reclassifications	Reclassifications	Notes	Historical I/N Tek After Reclassifications
Cost of goods sold	$—	$(98.1)	i,ii	$(98.1)
Processing costs-excluding depreciation and amortization disclosed below	(89.2)	89.2	i	—
Depreciation and amortization	(8.9)	8.9	ii	—
Interest expense to Partners	(1.0)	1.0	iii	—
Interest expense, net	—	(1.0)	iii	(1.0)
Non-operating post retirement benefit expense	(0.8)	0.8	iv	—
Other non-operating income (expense)	—	(0.8)	iv	(0.8)
i.Represents the reclassification of $89.2 million of Processing costs-excluding depreciation and amortization disclosed below to Cost of goods sold.
ii.Represents the reclassification of $8.9 million of Depreciation and amortization to Cost of goods sold.
iii.Represents the reclassification of $1.0 million of Interest expense to Partners to Interest expense, net.
iv.Represents the reclassification of losses of $0.8 million from Non-operating post retirement benefit expense to Other non-operating income.

Notes to Unaudited Pro Forma Condensed Combined Financial Information
(Dollars in millions, except share and per share)
Reclassifications to AM USA’s consolidated statement of operations for the nine months ended September 30, 2020 are as follows:

Financial Statement Line	Historical AM USA Before Reclassifications	Reclassifications	Notes	Historical AM USA After Reclassifications
Cost of goods sold	$(5,794.0)	$(309.0)	i	$(6,103.0)
Miscellaneous – net	—	(8.0)	ii, iii,	(8.0)
Depreciation and amortization	(309.0)	309.0	i	—
Asset impairments	(26.0)	26.0	ii	—
Other operating income	18.0	(18.0)	iii	—
Interest and other financing expense, third party	(50.0)	50.0	v
Interest expense, net	—	54.0	iv, v	54.0
Interest income, related party	103.0	(103.0)	iv
Interest income, third party	1.0	(1.0)	iv
Pension and OPEB income (expense)	(34.0)	34.0	vi	—
Other non-operating income (expense)	—	(34.0)	vi	(34.0)
i.Represents the reclassification of $309.0 million of Depreciation and amortization to Cost of goods sold.
ii.Represents the reclassification of $26.0 million of impairment charges from Asset Impairments to Miscellaneous - net.
iii.Represents the reclassification of $18.0 million of operating income from Other operating income to Miscellaneous - net.
iv.Represents the reclassification of $103.0 million and $1.0 million of interest income from Interest income, related party and Interest income, third party to Interest expense, net, respectively.
v.Represents the reclassification of $50.0 million of interest expense from Interest expense and other financing, third party to Interest expense, net.
vi.Represents the reclassification of losses of $34.0 million from Pension and OPEB income (expense) to Other non-operating income.
Reclassifications to I/N Kote’s statement of operations for the nine months ended September 30, 2020 are as follows:

Financial Statement Line	Historical I/N Kote Before Reclassifications	Reclassifications	Notes	Historical I/N Kote After Reclassifications
Cost of goods sold	$—	$(244.2)	i,ii,iii	$(244.2)
Production expenses - excludes depreciation and amortization expense disclosed below	(69.4)	69.4	i	—
Substrate costs	(170.6)	170.6	ii	—
Depreciation and amortization	(4.2)	4.2	iii	—
i.Represents the reclassification of $69.4 million of Production expenses - excluding depreciation and amortization disclosed below to Cost of goods sold.
ii.Represents the reclassification of $170.6 million of Substrate costs to Cost of goods sold.
iii.Represents the reclassification of $4.2 million of Depreciation and amortization to Cost of goods sold.

Notes to Unaudited Pro Forma Condensed Combined Financial Information
(Dollars in millions, except share and per share)
Reclassifications to I/N Tek’s statement of operations for the nine months ended September 30, 2020 are as follows:

Financial Statement Line	Historical I/N Tek Before Reclassifications	Reclassifications	Notes	Historical I/N Tek After Reclassifications
Cost of goods sold	$—	$(63.9)	i,ii	$(63.9)
Production expenses - excludes depreciation and amortization expense disclosed below	(57.4)	57.4	i	—
Depreciation and amortization	(6.5)	6.5	ii	—
i.Represents the reclassification of $57.4 million of Production expenses - excludes depreciation and amortization expense disclosed below to Cost of goods sold.
ii.Represents the reclassification of $6.5 million of Depreciation and amortization to Cost of goods sold.
Reclassifications to AM USA's consolidated statement of financial position as of September 30, 2020 are as follows:

Financial Statement Line	Historical AM USA Before Reclassifications	Reclassifications	Notes	Historical AM USA After Reclassifications
Accounts receivable, net	$80.0	$511.0	i	$591.0
Receivables from related companies	511.0	(511.0)	i	—
Inventories	1,328.0	62.8	ii	1,390.8
Income tax receivable, current	—	13.0	iv	13.0
Investments in and advances to joint ventures	5.0	(5.0)	iii	—
Other current assets	—	30.0	iii,iv,v	30.0
Prepaid expenses and other	38.0	(38.0)	v,iv	—
Property, plant and equipment, net	3,569.0	134.0	vi	3,703.0
Investments in and advances to joint ventures	128.0	(128.0)	vii	—
Receivables from related companies	2,358.0	(2,358.0)	viii	—
Finance Right-of-use assets, net	134.0	(134.0)	vi	—
Other non-current assets	101.0	2,486.0	vii,viii	2,587.0
Accounts payable	737.0	598.3	ii,ix,x	1,335.3
Payables to related parties	565.0	(565.0)	ix	—
Accrued salaries, wages and benefits	361.0	(361.0)	xi	—
Accrued taxes	58.0	(58.0)	xv	—
Accrued expenses and other liabilities	100.0	(100.0)	xii,xiii	—
Accrued liabilities	—	414.0	xi,xiii	414.0
Unfavorable contracts and firm commitments	34.0	(34.0)	xiv	—
Debt	436.0	(436.0)	xvi	—
Finance lease obligations	52.0	(52.0)	xvii	—
Operating lease obligations	16.0	(16.0)	xviii	—
Other current liabilities	—	672.5	ii,x,xii,xiv,xv,xvi, xvii,xviii	672.5
Finance lease obligations	178.0	(178.0)	xix	—
Deferred income taxes	3.0	(3.0)	xx	—
Other long-term liabilities	441.0	(441.0)	xxi,xxii	—
Asset retirement obligations	—	77.0	xxi	77.0
Other non-current liabilities	—	545.0	xix,xx,xxii	545.0
i.Represents the reclassification of $511.0 million from Receivables from related companies to Accounts receivable, net.
ii.Represents an increase in Inventories for $62.8 million, Accounts payable of $56.3 million and Other current liabilities for $6.5 million to AM USA's Historical balances to reflect inventory in which control transferred from Cliffs to AK Steel under ASC 606.

Notes to Unaudited Pro Forma Condensed Combined Financial Information
(Dollars in millions, except share and per share)
iii.Represents the reclassification of $5.0 million of Investment in and advances to joint ventures to Other current assets.
iv.Represents the reclassification of $13.0 million of Prepaid expenses and other to Income tax receivable, current.
v.Represents the reclassification of $25.0 million of Prepaid expenses and other to Other current assets.
vi.Represents the reclassification of $134.0 million of Finance Right-of-use assets, net to Property, plant and equipment, net.
vii.Represents the reclassification of $128.0 million of Investment in and advances to joint ventures to Other non-current assets.
viii.Represents the reclassification of $2,358.0 million of Receivables from related companies to Other non-current assets.
ix.Represents the reclassification of $565.0 million of Payables to related parties to Accounts payable.
x.Represents the reclassification of $23.0 million of derivative liabilities from Accounts payable to Other current liabilities.
xi.Represents the reclassification of $361.0 million of Accrued salaries, wages and benefits to Accrued liabilities.
xii.Represents the reclassification of $47.0 million of derivative liabilities from Accrued expenses and other liabilities to Other current liabilities.
xiii.Represents the reclassification of $53.0 million of Accrued expenses and other liabilities to Accrued liabilities.
xiv.Represents the reclassification of $34.0 million of Unfavorable contracts and firm commitments to Other current liabilities.
xv.Represents the reclassification of $58.0 million of Accrued taxes to Other current liabilities.
xvi.Represents the reclassification of $436.0 million of Debt to Other current liabilities.
xvii.Represents the reclassification of $52.0 million of the current portion of Finance lease obligations to Other current liabilities.
xviii.Represents the reclassification of $16.0 million of the current portion of Operating lease obligations to Other current liabilities.
xix.Represents the reclassification of $178.0 million of the non-current portion of Finance lease obligations to Other non-current liabilities.
xx.Represents the reclassification of $3.0 million of Deferred income taxes to Other non-current liabilities.
xxi.Represents the reclassification of $77.0 million of Other long-term liabilities to Asset retirement obligations.
xxii.Represents the reclassification of $364.0 million of Other long-term liabilities to Other non-current liabilities.

Notes to Unaudited Pro Forma Condensed Combined Financial Information
(Dollars in millions, except share and per share)
Reclassifications to I/N Kote's statement of financial position as of September 30, 2020 are as follows:

Financial Statement Line	Historical I/N Kote Before Reclassifications	Reclassifications	Notes	Historical I/N Kote After Reclassifications
Accounts receivable, net	$41.4	$46.1	i	$87.5
Receivables from related companies	46.1	(46.1)	i	—
Inventories	39.7	9.1	ii	48.8
Spares and repair parts	9.1	(9.1)	ii
Accounts payable	1.3	10.7	iii	12.0
Payables to related parties	10.7	(10.7)	iii	—
Accrued interest	0.1	(0.1)	iv	—
Accrued liabilities	—	0.1	iv	0.1
Current portion of long term debt	10.6	(10.6)	v	—
Other accrued liabilities	10.4	(10.4)	vi	—
Other current liabilities	—	21.0	v, vi	21.0
i.Represents the reclassification of $46.1 million from Receivables from related companies to Accounts receivable, net.
ii.Represents the reclassification of $9.1 million from Spares and repair parts to Inventories related to supplies inventories.
iii.Represents the reclassification of $10.7 million of Payables to related parties to Accounts payable.
iv.Represents the reclassification of $0.1 million of Accrued interest to Accrued liabilities.
v.Represents the reclassification of $10.6 million of Current portion of long term debt to Other current liabilities.
vi.Represents the reclassification of $10.4 million of Other accrued liabilities to Other current liabilities.
Reclassifications to I/N Tek's statement of financial position as of September 30, 2020 are as follows:

Financial Statement Line	Historical I/N Tek Before Reclassifications	Reclassifications	Notes	Historical I/N Tek After Reclassifications
Accounts receivable, net	$—	$45.3	i	$45.3
Receivables from related parties	45.3	(45.3)	i	—
Inventories	—	16.5	ii	16.5
Spares and repair parts	16.5	(16.5)	ii
Accounts payable	2.5	5.3	iii	7.8
Payables to related parties	5.3	(5.3)	iii	—
Accrued interest	0.2	(0.2)	iv	—
Accrued liabilities	—	0.2	iv	0.2
Current portion of long term debt	25.9	(25.9)	v	—
Other accrued liabilities	13.5	(13.5)	vi	—
Other current liabilities	—	39.4	v, vi	39.4
i.Represents the reclassification of $45.3 million from Receivables from related parties to Accounts receivable, net.
ii.Represents the reclassification of $16.5 million from Spares and repair parts to Inventories related to supplies inventories.
iii.Represents the reclassification of $5.3 million of Payables to related parties to Accounts payable.
iv.Represents the reclassification of $0.2 million of Accrued interest to Accrued liabilities.
v.Represents the reclassification of $25.9 million of Current portion of long term debt to Other current liabilities.
vi.Represents the reclassification of $13.5 million of Other accrued liabilities to Other current liabilities.

Notes to Unaudited Pro Forma Condensed Combined Financial Information
(Dollars in millions, except share and per share)
Note 5: Purchase consideration
AM USA Transaction
The unaudited pro forma condensed combined statement of financial position has been adjusted to reflect a preliminary allocation of the estimated purchase price to identifiable assets to be acquired and liabilities to be assumed, with any remaining excess recorded as goodwill, if applicable. The preliminary purchase price allocation in this unaudited pro forma condensed combined financial information for the AM USA Transaction is based upon an estimated purchase price of approximately $2,596.0 million.
Total estimated transaction consideration is calculated as follows:

Amount
Fair value of Cliffs common shares issued	$989.8
Fair value of Cliffs preferred stock issued	738.4
Estimated cash consideration paid	631.2
Fair value of settlement of a pre-existing relationship	236.6
Total estimated transaction consideration	$2,596.0
The fair value of Cliffs common shares issued is calculated as follows:

Amount
Number of Cliffs common shares issued	78.2
Closing price of Cliffs common share as of December 9, 2020	$12.66
Fair value of Cliffs common shares issued	$989.8
The fair value of Cliffs Series B Participating Redeemable Preferred Stock issued is calculated as follows:

Amount
Number of Cliffs Series B Participating Redeemable Preferred Stock issued	0.6
Redemption price as of December 9, 2020	$1,266
Fair value of Cliffs preferred stock issued	$738.4
The fair value of the estimated cash consideration is comprised of the following:

Amount
Cash consideration pursuant to the AM USA Transaction Agreement	$505.0
Cash consideration for purchase of the remaining JV partners' interest of I/N Kote and I/N Tek	182.3
Estimated total cash consideration payable (receivable)	(56.1)
Total estimated transaction consideration	$631.2
The cash portion of the purchase price is subject to customary working capital adjustments.
The fair value of the settlement of a pre-existing relationship is comprised of the following:

Amount
Accounts receivable	$96.9
Freestanding derivative asset from customer supply agreement	139.7
Fair value of settlement of a pre-existing relationship	$236.6

Notes to Unaudited Pro Forma Condensed Combined Financial Information
(Dollars in millions, except share and per share)
The following is a preliminary estimate of the assets to be acquired and the liabilities to be assumed by Cliffs, as if the AM USA Transaction had occurred on September 30, 2020:

Amount
Cash and cash equivalents	$94.9
Accounts receivable, net	389.6
Inventories	2,190.9
Income tax receivable, current	13.0
Other current assets	31.2
Property, plant and equipment, net	3,760.0
Right-of-use asset, operating leases	60.0
Other non-current assets	112.9
Accounts payable	(1,011.5)
Accrued liabilities	(375.2)
Other current liabilities	(261.9)
Operating lease liability, non-current	(45.2)
Pension and other postretirement benefit liabilities	(3,203.9)
Asset retirement obligations	(94.6)
Other non-current liabilities	(404.6)
Noncontrolling interest	(15.0)
Net identifiable assets acquired	$1,240.6
Goodwill	1,355.4
Total net assets acquired	$2,596.0

Note 6: AK Steel Holding Corporation Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations
a.Revenue from product sales and services—Represents elimination of revenues earned by Cliffs on sales to AK Steel that would be considered intercompany transactions and will be eliminated in the consolidated financial statements of the combined company following completion of the AK Steel Merger. Revenue eliminated for the year ended December 31, 2019 and the nine months ended September 30, 2020 was $597.1 million and $67.8 million, respectively.

Notes to Unaudited Pro Forma Condensed Combined Financial Information
(Dollars in millions, except share and per share)
b.Costs of goods sold—Represents adjustments comprised of the following:

	Nine Months Ended September 30, 2020	Year Ended December 31, 2019
Amortization of acquired intangible liabilities (i)	$3.6	$17.5
Depreciation of property, plant and equipment (ii)	5.8	(7.8)
Amortization of fair value step up of inventory (iii)	—	(74.2)
Amortization of equity method investment basis adjustment (iv)	(2.4)	(3.2)
Total transaction accounting adjustments	$7.0	$(67.7)

Elimination of costs related to intercompany sales from Cliffs to AK Steel (v)	$81.4	$569.8
i.The net impact of removal of historical amortization expense and the amortization credit for the fair value of definite lived intangible liabilities recognized as part of acquisition accounting. Amortization credit for intangible liabilities is calculated using the straight-line method.
ii.The adjustment to historical depreciation expense due to the recognition of AK Steel’s property, plant and equipment at their preliminary fair values in acquisition accounting, depreciated over their estimated remaining useful lives, determined in accordance with Cliffs’ policy.
iii.The increase to cost of goods sold for related to the fair value step up of inventory for the same amount as the inventory is expected to be sold within four months of the acquisition date. These costs will not affect the Company's statement of operations beyond 12 months after the acquisition date. The income tax benefit of $18.0 million related to the acquisition-related costs is also reflected in the unaudited pro forma condensed combined statement of operations as a nonrecurring adjustment to income (loss) from continuing operations.
iv.Amortization of the basis adjustment related to the fair value increase to AK Steel's equity method of investments.
v.Elimination of cost of goods sold relating to transactions between Cliffs and AK Steel that would be considered intercompany transactions and will be eliminated in the consolidated financial statements of the combined company following the AK Steel Merger.
c.Selling, general and administrative expenses—Represents impact of amortization expense of $1.5 million and $9.1 million for the nine months ended September 30, 2020 and the year ended December 31, 2019, respectively, on the fair value of the definite lived intangible assets recognized as part of acquisition accounting. Amortization expense for intangible assets is calculated using the straight-line method. Transaction accounting adjustments for the year ended December 31, 2019 also includes $0.9 million of additional transaction costs incurred by the Company subsequent to September 30, 2020. The remaining transaction costs are included in the historical statement of operations for the nine months ended September 30, 2020 and year ended December 31, 2019. These costs will not affect the Company's statement of operations beyond 12 months after the acquisition date.
d.Interest (expense) income, net—Represents adjustments to reflect the planned refinancing of AK Steel’s historical debt in connection with the AK Steel Merger:

	Nine Months Ended September 30, 2020	Year Ended December 31, 2019
Elimination of AK Steel's historical debt issuance costs and original issue discounts	$1.5	$14.5
Decreased (increase) interest expense from the planned debt refinancing	(19.0)	2.0
Total transaction accounting adjustments	$(17.5)	$16.5
A 0.125% increase in anticipated interest rates is not expected to have a material impact on pro forma interest expense.

Notes to Unaudited Pro Forma Condensed Combined Financial Information
(Dollars in millions, except share and per share)
e.Other non-operating income (expense)—The $1.1 million credit and $12.1 million expense relates to non-service pension benefit costs for the nine months ended September 30, 2020 and the year ended December 31, 2019, respectively. These adjustments reflect the elimination of prior service cost/credit and actuarial gain/loss amortization, and the net impact of the estimated remeasurement of the liability on interest costs and expected return on plan assets to conform to Cliffs’ accounting policy.
f.Income tax benefit (expense)—Represents adjustments to reflect the following: i) income tax expense on Historical AK Steel Holding Corporation After Reclassifications—Income (Loss) From Continuing Operations Before Income Taxes, attributable to AK Steel stockholders, at a statutory rate of 24.3% to remove the historical impact of the valuation allowance and ii) income tax impact of transaction accounting adjustments that affect Income (Loss) From Continuing Operations Before Income Taxes at a statutory rate of 24.3%.
The Elimination adjustments to Income tax benefit (expense) represent the income tax impact of eliminations that affect Income from Continuing Operations Before Income Taxes at a statutory rate of 24.3%.
g.Basic average number of shares—Reflects the pro forma issuance of 126.8 million Cliffs common shares issued upon closing of the AK Steel Merger as if the AK Steel Merger took place on January 1, 2019.
h.Diluted average number of shares—Reflects the pro forma issuance of 126.8 million Cliffs common shares issued upon closing of the AK Steel Merger as if the AK Steel Merger took place on January 1, 2019. Additionally, includes the potential issuance of 1.1 million Cliffs common shares under equity awards converted in accordance with the AK Steel Merger Agreement as if the AK Steel Merger took place on January 1, 2019, if not anti-dilutive. In connection with the AK Steel Merger, unvested awards held by certain AK Steel employees were converted to Cliffs awards with respect to a number of Cliffs common shares determined by the exchange ratio.
Note 7: AM USA, I/N Kote and I/N Tek Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations
a.Revenue from product sales and services—Represents elimination of revenues earned by Cliffs on sales to AM USA, substrate sales by AM USA to I/N Kote, and tolling revenue earned by I/N Kote and I/N Tek on tolling completed for AM USA that would be considered intercompany transactions and will be eliminated in the consolidated financial statements of the combined company following completion of the AM USA Transaction. Revenue eliminated for the year ended December 31, 2019 and the nine months ended September 30, 2020 was $1,423.4 million and $776.3 million, respectively.
b.Costs of goods sold - Represents adjustments comprised of the following:

	Nine Months Ended September 30, 2020	Year Ended December 31, 2019
Depreciation of property, plant and equipment (i)	$107.3	$90.3
Depletion of mineral reserves (ii)	(19.6)	(26.2)
Incremental Hibbing idle costs (iii)	(8.4)	—
Amortization of fair value step up of inventory (iv)	—	(287.9)
Total transaction accounting adjustments	$79.3	$(223.8)

Elimination of costs related to intercompany revenue (v)	$763.8	$1,415.9
i.The net adjustment of the reversal of historical depreciation expense and the depreciation expense due to the recognition of AM USA’s, I/N Kote's and I/N Tek's property, plant and equipment at their preliminary fair values in acquisition accounting, depreciated over their estimated remaining useful lives, determined in accordance with Cliffs’ policy.
ii.Depletion expense due to the recognition of AM USA’s, mineral reserves at their preliminary fair values in acquisition accounting, depleted over the estimated remaining live of mines, determined in accordance with Cliffs’ policy.

Notes to Unaudited Pro Forma Condensed Combined Financial Information
(Dollars in millions, except share and per share)
iii.The incremental idle costs for the Hibbing joint venture to include the 14.7 percent related to the noncontrolling interest.
iv.The increase to cost of goods sold for related to the fair value step up of inventory for the same amount as the inventory is expected to be sold within four months of the acquisition date. These costs will not affect the Company's statement of operations beyond 12 months after the acquisition date. The income tax benefit of $70.0 million related to the acquisition-related costs is also reflected in the unaudited pro forma condensed combined statement of operations as a nonrecurring adjustment to income (loss) from continuing operations.
v.Elimination of cost of goods sold relating to transactions between Cliffs, AM USA, I/N Kote and I/N Tek that would be considered intercompany transactions and will be eliminated in the consolidated financial statements of the combined company following the AM USA Transaction.
c.Selling, general and administrative expenses—Represents transaction adjustments of $98.0 million and $129.0 million for the nine months ended September 30, 2020 and year ended December 31, 2019, respectively, for the impact of reversal of the fees charged for management, financial and legal services under the Industrial Franchise Agreement with the former parent.
d.Acquisition-related costs—Represents $21.0 million of additional transaction costs incurred by the Company subsequent to September 30, 2020 that has been reflected as a transaction accounting adjustment for the year ended December 31, 2019. The remaining transaction costs are included in the historical statement of operations for the nine months ended September 30, 2020. These costs will not affect the Company's statement of operations beyond 12 months after the acquisition date. The income tax benefit of $5.1 million related to the acquisition-related costs is also reflected in the unaudited pro forma condensed combined statement of operations as a nonrecurring adjustment to income (loss) from continuing operations.
e.Miscellaneous-net—Represents adjustments to reflect the reversal of the income(loss) related to the historical AM USA's mark to market on hedging of the iron ore pellet sales/purchase agreement between Cliffs and AM USA, which is now intercompany and would be eliminated. For the nine months ended September 30, 2020 and the year ended December 31, 2019, $10.0 million of losses and $35.8 million of gains, respectively, were reversed. In addition for the year ended December 31, 2019, the transaction accounting adjustments to Miscellaneous-net include the impact to reflect a gain of $4.4 million recognized on the removal Cliffs' 23 percent equity method investment in the Hibbing joint venture which is now fully consolidated.
f.Interest (expense) income, net—Represents adjustments to reflect the below in connection with the AM USA Transaction:

	Nine Months Ended September 30, 2020	Year Ended December 31, 2019
Elimination of AM USA's historical deferred financing cost	$4.3	$5.2
Reversal of interest income on notes receivable settled with former parent and subsidiaries at acquisition date	(103.0)	(146.0)
Decreased interest expense	10.8	32.0
Total transaction accounting adjustments	$(87.9)	$(108.8)
A 0.125% increase in anticipated interest rates is not expected to have a material impact on pro forma interest expense.

Notes to Unaudited Pro Forma Condensed Combined Financial Information
(Dollars in millions, except share and per share)
g.Other non-operating income (expense)—The $14.1 million credit and $20.8 million expense relates to non-service pension benefit costs for nine months ended September 30, 2020 and the year ended December 31, 2019, respectively. These adjustments reflect the elimination of prior service cost and actuarial loss amortization.
h.Income tax benefit (expense)—Represents adjustments to reflect the following: i) income tax impact on Historical AM USA After Reclassifications—Income (Loss) From Continuing Operations Before Income Taxes, at a statutory rate of 24.3% to remove the historical impact of the valuation allowance and ii) income tax impact of transaction accounting adjustments that affect Income (Loss) From Continuing Operations Before Income Taxes at a statutory rate of 24.3%.
The Elimination adjustments to Income tax benefit (expense) represent the income tax impact of eliminations that affect Income from Continuing Operations Before Income Taxes at a statutory rate of 24.3%.
i.Noncontrolling interest—Represent the 14.7 percent share of the idle costs incurred by the Hibbing joint venture for the nine months ended September 30, 2020.
j.Basic average number of shares—Reflects the pro forma issuance of 78.2 million Cliffs common shares issued upon closing of the AM USA Transaction. For the year ended December 31, 2020, we allocated $4.8 million to our 58.3 million Cliffs Series B Participating Redeemable Preferred Stock shares utilizing the two-class method.
k.Diluted average number of shares—Reflects the pro forma issuance of 78.2 million Cliffs common shares issued upon closing of the AM USA in accordance with the Transaction Agreement. Additionally, includes the 58.3 million Cliffs Series B Participating Redeemable Preferred Stock shares as if the AM USA Transaction took place on January 1, 2019, if not anti-dilutive.
Note 8: AK Steel Holding Corporation Adjustments to Unaudited Pro Forma Condensed Combined Statement of Financial Position
The following AK Steel Holding Corporation adjustments were the result of certain measurement period adjustments to the acquired assets and liabilities assumed related to the AK Steel Merger due to clarification of information utilized to determine fair value during the measurement period subsequent to September 30, 2020.
a.Inventories—Represents a measurement period adjustment to decrease the fair value assigned to manufacturing supplies inventory.
b.Property, plant and equipment, net—Represents the additional fair value adjustment to step-up AK Steel’s property, plant and equipment by $148.4 million due to refinement of the preliminary fair value of property, plant and equipment. The estimated fair value is depreciated over the estimated useful lives of the assets, generally on a straight-line basis.
c.Goodwill—Represents the adjustment to goodwill by $32.4 million to reflect the additional excess consideration over the updated fair value of the assets to be acquired and liabilities to be assumed. Goodwill primarily represents the growth opportunities in lightweighting solutions to automotive customers, as well as any synergistic benefits to be realized from the acquisition of AK Steel. None of the goodwill is expected be deductible for income tax purposes.
d.Deferred income taxes—Represents measurement period adjustments of $19.5 million, recorded at a statutory rate of 24.3%. These adjustments include the tax impact of other fair value adjustments, primarily goodwill. The adjustments also include the results of prior period tax returns and an analysis of the limitation on certain tax attributes. Additionally $11.1 million was reclassed out of the deferred tax liability balance and into the deferred tax asset balance in order to reflect proper jurisdictional netting in accordance with U.S. GAAP.
e.Other non-current liabilities—Represents measurement period adjustment to the fair value assigned to other non-current liabilities of $8.2 million.

Notes to Unaudited Pro Forma Condensed Combined Financial Information
(Dollars in millions, except share and per share)
Note 9: AM USA, I/N Kote and I/N Tek's Adjustments to Unaudited Pro Forma Condensed Combined Statement of Financial Position
a.Accounts receivable, net—Represents adjustments and eliminations comprised of the following:
i.Transaction accounting adjustments of $246.0 million for the settlement of short-term loan receivables from subsidiaries of the former parent prior to completion of the AM USA Transaction, which were settled in contemplation of the AM USA Transaction.
ii.Elimination of $60.3 million related to supply agreements between Cliffs and AM USA for the sale and purchase of iron ore pellets and $88.2 million between AM USA, I/N Kote and I/N Tek.
b.Inventories— Represents adjustments comprised of the following:

Transaction Accounting Adjustments
Fair value step-up of inventory (i)	$287.9
Elimination of LIFO inventory method (ii)	437.0
Impact of consolidation of Hibbing joint venture (iii)	9.9
Total	$734.8
i.Includes the estimated fair value adjustment to step-up AM USA’s inventories by $287.9 million to a preliminary estimated fair value of $2,190.9 million for inventories. The estimated step-up inventory will increase cost of goods sold as the acquired inventory is sold within the first turn of inventory after the acquisition.
ii.The elimination of the LIFO reserve as of September 30, 2020 due to the change in the inventory costing method as of the acquisition date.
iii.The impact of fully consolidating Hibbing joint venture as of September 30, 2020. See Note 9f for more details related to all balances impacted by fully consolidating the Hibbing joint venture.

Notes to Unaudited Pro Forma Condensed Combined Financial Information
(Dollars in millions, except share and per share)
c.Other current assets—Represents adjustments and eliminations comprised of the following:
i.Adjustment of $117.8 million reduction of other current assets related to the difference between the preexisting relationship balance as of the acquisition date of December 9, 2020 and the balance sheet date of September 30, 2020. The pre-existing relationship was deemed settled as part of the calculation of consideration in Note 5.
ii.Establishment of $61.8 million net working capital receivable from the former parent as defined by the AM USA Transaction agreement.
iii.The additional $0.5 million of other current assets as noted in Note 9f related to adjustments to fully consolidated the Hibbing joint venture that was previously proportionally consolidated.
iv.Elimination of $58.5 million related to supply agreements between Cliffs and AM USA for the sale and purchase of iron ore pellets.
d.Property, plant and equipment, net—Represents the elimination of AM USA’s historical accumulated depreciation of $4.8 billion and the preliminary estimated fair value adjustment to step-down AM USA’s property, plant and equipment by $134.5 million to a preliminary fair value of $3.8 billion. The preliminary estimated fair value is expected to be depreciated over the estimated useful lives of the assets, generally on a straight-line basis.

Property, Plant and Equipment Classification	Estimated Fair Value	Estimated Remaining Useful Life
Land, land improvements and leasehold improvements	$310.1	NA
Buildings	260.9	20-30 years
Machinery and equipment	2,725.0	2-15 years
Mineral reserves	235.0	6-13 years
Construction in progress	229.0	NA
Total	$3,760.0
The preliminary estimated fair values and estimated useful lives are preliminary and subject to change once Cliffs has sufficient information as to the specific types, nature, age, condition and location of AM USA’s, I/N Kote's and I/N Tek's property, plant and equipment. The finalization of the detailed valuation work may have a material impact on the valuation of property, plant and equipment and the purchase price allocation.
e.Goodwill—To reflect goodwill representing the estimated excess preliminary consideration over the preliminary fair value of the assets to be acquired and liabilities to be assumed of $1,355.4 million. Goodwill primarily represents the growth opportunities in the automotive, construction, appliances, infrastructure and machinery and equipment markets, as well as any synergistic benefits to be realized from the AM USA Transaction. Goodwill is expected to be deductible for U.S. federal income tax purposes.

Notes to Unaudited Pro Forma Condensed Combined Financial Information
(Dollars in millions, except share and per share)
f.Hibbing joint venture ("Hibbing") investment—Prior to the acquisition of AM USA, Cliffs and AM USA held mine ownership interest percentages of 23.0 percent and 62.3 percent, respectively, in the co-owned joint venture of the Hibbing Taconite Company iron ore mine. Cliffs' ownership was recorded as an equity method investment, while AM USA's ownership was proportionally consolidated. The combined post acquisition ownership in Hibbing is required to be consolidated with a noncontrolling interest for the remaining 14.7 percent under ASC 810, Consolidation. The following represents the adjustments to the September 30, 2020 historical balances to fully consolidate the joint venture investment:

Financial Statement Line	Transaction Accounting Adjustments
Cash and equivalents	$3.2
Inventories	9.9
Other current assets	0.5
Property, plant and equipment, net	31.9
Other non-current assets	4.6
Accounts payable	11.8
Accrued liabilities	7.8
Other current liabilities	8.1
Operating lease liability, non-current	0.2
Pension and OPEB liabilities	30.4
Asset retirement obligations	17.6
Other non-current liabilities	2.3
Equity (see Note 9p. below)	(28.1)
In addition to the above transaction accounting adjustments to reflect the Hibbing investment at 100 percent, Cliffs' 23 percent equity method investment credit of $14.2 million and related accumulated other comprehensive loss of $34.5 million have been removed as a transaction accounting adjustment resulting in a gain recognized in retained deficit of $3.0 million.
g.Deferred income taxes—As an asset purchase for tax purposes under Internal Revenue Code Section 338, the AM USA Transaction results in book and tax basis being equal as of the acquisition date with no deferred income taxes recorded. Additionally, historical deferred tax assets and offsetting valuation allowance recorded by AM USA are not carried over as part of the acquisition.
h.Other non-current assets—Represents adjustments comprised of the following:
i.The removal of the equity method investment totaling $120.7 million related to the I/N Kote and I/N Tek investments that as of the acquisition date are wholly-owned subsidiaries and fully consolidated. Prior to the AM USA Transaction, AM USA accounted for I/N Kote and I/N Tek as equity method investments.
ii.The removal of $2,358.0 million of loan receivables with subsidiaries of the former parent. These loans were settled prior to the AM USA Transaction.
iii.The additional $4.6 million of non-current assets as noted in Note 9f related to adjustments to fully consolidated the Hibbing joint venture that was previously proportionally consolidated.
iv.The fair value of Cliffs' investment of $23.3 million in the Hibbing joint venture that is eliminated in the combined company.
i.Accounts payable—Represents adjustments and eliminations comprised of the following:
i.The removal of $145.0 million of short-term loan payables to subsidiaries of the former parent prior to completion of the AM USA Transaction. The short term loan payables were settled in contemplation of the AM USA Transaction.
ii.Transaction accounting adjustments of $49.9 million to true-up the now intercompany balances with Cliffs as of September 30, 2020.
iii.The removal of $12.0 million of loan payable to a subsidiary of the former parent. These loans were settled prior to the AM USA Transaction.

Notes to Unaudited Pro Forma Condensed Combined Financial Information
(Dollars in millions, except share and per share)
iv.The additional $11.8 million of accounts payable as noted in Note 9f related to adjustments to fully consolidated the Hibbing joint venture that was previously proportionally consolidated.
v.Elimination of $60.3 million related to supply agreements between Cliffs and AM USA for the sale and purchase of iron ore pellets and $88.2 million between AM USA, I/N Kote and I/N Tek.
j.Accrued liabilities—Represents adjustments comprised of the following:
i.Transaction accounting adjustment of $46.9 million to true-up the now intercompany balances with Cliffs as of September 30, 2020.
ii.The additional $7.8 million of accrued liabilities as noted in Note 9f related to adjustments to fully consolidate the Hibbing joint venture that was previously proportionally consolidated.
k.Other current liabilities—Represents adjustments comprised of the following:
i.The elimination of the short-term forfaiting arrangements that AM USA had with several of their suppliers totaling $436.0 million as of September 30, 2020. The forfaiting arrangement was restructured prior to the acquisition and eliminated.
ii.The elimination of short-term loans of $10.6 million and $26.0 million that I/N Kote and I/N Tek, respectively, had with their partners as of September 30, 2020. The partner loans were settled prior to the AM USA Transaction.
iii.Transaction accounting adjustment of $52.0 million to true-up the now intercompany balances with Cliffs as of September 30, 2020.
iv.The additional $8.1 million of current liabilities as noted in Note 9f related to adjustments to fully consolidated the Hibbing joint venture that was previously proportionally consolidated.
v.Elimination of derivative liability balances of $58.5 million related to supply agreements between Cliffs and AM USA for the sale and purchase of iron ore pellets.
l.Long-term debt—To reflect the assumed draw-down of $693.0 million from Cliffs’ existing asset-based revolving credit facility to the extent additional cash is required to consummate the AM USA Transaction.
m.Pension and OPEB liabilities—Represents the fair value adjustment of $79.0 million to the pension and other postretirement benefit plans and the $30.4 million noted in Note 9f related to adjustments to fully consolidate the Hibbing joint venture that was previously proportionally consolidated.
n.Other non-current liabilities—Represents adjustments comprised of the following:
i.The reversal of non-current derivative liability of $142.7 million related to supply agreements between Cliffs and AM USA for the sale and purchase of iron ore pellets.
ii.The removal of $14.2 million related to Cliffs equity method investment in the Hibbing joint venture as described in Note 9f related to adjustments to fully consolidated the Hibbing joint venture.
iii.The additional $2.3 million of non-current liabilities as noted in Note 9f related to adjustments to fully consolidate the Hibbing joint venture that was previously proportionally consolidated.

Notes to Unaudited Pro Forma Condensed Combined Financial Information
(Dollars in millions, except share and per share)
o.Series B Participating Redeemable Preferred Stock—Represents 583,273 shares of a new series of our Serial Preferred Sock, Class B, without par value, issued to ArcelorMittal S.A. upon completion of the AM USA Transaction.
p.Total equity—Represents the elimination of AM USA's common stock, additional paid-in capital, retained deficit and accumulated other comprehensive loss, as well as the following adjustments to reflect the capital structure of the combined company.

	Common shares	Capital in excess of par value of shares	Retained deficit	Accumulated other comprehensive loss	Noncontrolling interest
Fair value of Cliffs common shares issued	$9.7	$980.1	$—	$—	$—
Fair value of the noncontrolling interest	—	—	—	—	15.0
Elimination of AM USA's, I/N Kote's and I/N Tek's historical equity	—	(6,522.9)	5,062.7	—	—
Elimination of Cliffs' accumulated other comprehensive loss related to Hibbing	—	—	—	34.5	—
Impact of fully consolidating Hibbing	—	130.5	(111.8)	(46.8)	—
Gain recognized on elimination of Cliffs' investment related to Hibbing	—	—	3.0	—	—
Elimination of AM USA's, I/N Kote's and I/N Tek's historical unrealized losses related to pension and postretirement benefits	—	—	—	(1,104.7)	—
Total	$9.7	$(5,412.3)	$4,953.9	$(1,117.0)	$15.0